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                                                                    Exhibit 99.1

                                     ZAPPCO, INC.
                      PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned shareholder hereby appoints Edward J. Zapp and John E. Leisen, or either of them acting alone, with full power of substitution, as proxies to represent and vote, as designated below, all shares of Common stock held of record as of ____________, 1997, which the undersigned would be entitled to vote, at the Special Meeting of the Shareholders to be held at ____________, St. Cloud, Minnesota at ______ __.m., local time, on
___________, 1997 and at all adjournments of such meeting. The undersigned hereby revokes all proxies previously granted with respect to such meeting.

The Board of Directors recommends that you vote "FOR" the following proposals:

1. PROPOSAL TO APPROVE THE AGREEMENT AND PLAN OF MERGER, providing for the merger of Zappco, Inc. with and into U.S. Bancorp.

         / /    FOR      / /    AGAINST     / /    ABSTAIN

2. PROPOSAL TO APPROVE EXCESS PARACHUTE PAYMENTS within the meaning of Section 280G of the Internal Revenue Code.

         / /    FOR      / /    AGAINST      / /    ABSTAIN

3.  PROPOSAL TO ADJOURN THE SPECIAL MEETING to a later date, if necessary.

         / /    FOR      / /    AGAINST      / /    ABSTAIN

4. OTHER MATTERS. In their discretion, the appointed proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN FOR A PARTICULAR PROPOSAL, WILL BE VOTED FOR SUCH PROPOSAL.

Date: __________, 1997
                   _________________________________

                   _________________________________
                   PLEASE DATE AND SIGN ABOVE exactly as name appears at the left, indicating, where appropriate, official position or representative capacity. If stock is held in joint tenancy, each joint owner should sign. Please return this proxy promptly in the enclosed envelope.